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                                      EXHIBIT 11

                         MOBLEY ENVIRONMENTAL SERVICES, INC.

                         Computation of Loss Per Common Share
                             Year Ended December 31, 1996



         Loss from continuing operations                        $ 1,286,000
         Loss from discontinued operations                        8,949,000
                                                                -----------

              Net loss                                          $10,235,000
                                                                -----------
                                                                -----------

         Weighted average number of
         common shares outstanding
         during the period                                        8,835,293
                                                                  ---------
                                                                  ---------

              Net loss per share:
                  Continuing operations                            $ (0.15)
                  Discontinued operations                            (1.01)
                                                                   --------
                                                                   $ (1.16)
                                                                   --------
                                                                   --------








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